Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS APPOINTS SURESH SUNDARAM TO ITS BOARD OF DIRECTORS

Sykesville, MD – September 15, 2016 – GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), the world leader in real-time high-fidelity simulation systems and training solutions to the power and process industries, today announced that its Board of Directors has elected Suresh Sundaram as a Class II Director and Chairman of the Nominating Committee effective September 14, 2016.  The Board also has elected Jim Stanker Chairman of the Audit Committee effective the same day.

Dr. Sundaram has more than 25 years of experience in product development, sales operations, and marketing leadership, focused on simulation technology.  In August 2016, he was appointed Senior Vice President, Products and Marketing at Exa Corporation, a publicly-traded simulation software company focused on product engineering solutions.  Prior to Exa, Dr. Sundaram held a variety of leadership roles during a twenty-year career at Aspen Technology, a publicly-traded process software company, where he most recently was Senior Vice President of Products and Market Strategy.  Dr. Sundaram earned his Master of Science and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay.

Kyle Loudermilk, GSE's President and Chief Executive Officer, said, "Suresh comes to our Board of Directors with highly relevant marketing and new product development experience and expertise, particularly in simulation technology and software.  We welcome Suresh and look forward to his guidance as we expand our software offerings in the power and process sectors."

Dr. Sundaram commented, "I am honored to join GSE's Board and look forward to contributing to the Company's success.  I am excited to contribute to the growth of GSE as a new Board Member, as I see the company has a skilled and specialized workforce and highly differentiated technology for the power and process industries.  Based on my experience building successful simulation technology businesses, I believe GSE is well positioned to exploit those capabilities in its end user markets."

Separately, Dr. Sheldon L. Glashow, a director since 1995, announced his retirement from the Board of Directors effective September 15, 2016.  Mr. Loudermilk commented, "We are grateful for Sheldon's more than two decades of service as a Director of GSE's Board, and wish him the best in his future endeavors."

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the power and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations.  GSE's products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Huntsville, Alabama; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com.

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipate," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Chris Sorrells	Devin Sullivan
Chief Operating Officer	Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7802	dsullivan@equityny.com

Kalle Ahl, CFA
Senior Associate
(212) 836-9614
kahl@equityny.com